UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 9, 2007

Max Re Capital Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	000-33047	Not Applicable
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Max Re House, 2 Front Street, Hamilton, Bermuda		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 296-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 10, 2007, the Registrant announced that Keith S. Hynes, Executive Vice President and Chief Financial Officer, has indicated his intention to retire, effective April 1, 2007. The Registrant expects to enter into a separation agreement with Mr. Hynes in the near future.

A copy of the Registrant’s press release announcing the resignation of Mr. Hynes is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In addition, on February 14, 2007, the Registrant announced that John R. Barber, a director of the Registrant whose term expires in May 2007, has indicated his intention not to seek re-election as a director of the Registrant at the Registrant’s next annual stockholder meeting.

A copy of the Registrant’s press release announcing Mr. Barber’s decision not to stand for re-election is attached hereto as Exhibit 99.2 and incorporated by reference herein.

(c) On February 10, 2007, the Registrant announced the appointment and promotion of Joseph W. Roberts, Senior Vice President and Controller, to the position of Executive Vice President and Chief Financial Officer, effective April 1, 2007.

Mr. Roberts, 36, joined the Registrant in May 2002 as Controller. Since that time, he has led the Registrant’s Sarbanes-Oxley compliance initiatives and its financial reporting process. Prior to joining the Registrant, he was a vice president for Overseas Partners Re Ltd. From 1994 to 2001, Mr. Roberts worked with KPMG, most recently as a senior manager, where he specialized in providing assurance-based services to the financial services sector. From 1987 to 1994, Mr. Roberts worked in public accounting in London, primarily with Moore Stephens. He is a member of the Institute of Chartered Accountants in England and Wales.

The Registrant expects to enter into a new employment agreement with Mr. Roberts in the near future.

A copy of the press release announcing the promotion of Joseph W. Roberts is attached hereto as Exhibit 99.1 and incorporated by reference herein.

(d) On February 14, 2007, the Registrant issued a press release announcing the appointment on February 9, 2007 of K. Bruce Connell to serve on the Board of Directors until the Registrant’s Annual Meeting to be held on May 4, 2007 (the "2007 Annual Meeting"), filling a vacancy on the Board of Directors. Mr. Connell will serve on the Audit and Risk Management Committee of the Board.

There are no arrangements or understandings pursuant to which Mr. Connell was appointed as a director. Neither Mr. Connell nor any of his immediate family members has been, or currently plans to be, a party to any transaction or currently proposed transaction with the Registrant or any of the Registrant’s subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

In addition, the Registrant announced that Mr. Gordon F. Cheesbrough has been nominated for election as a director at the 2007 Annual Meeting.

A copy of the press release announcing the appointment of Mr. Connell to the Board of Directors and nomination of Mr. Cheesbrough for election as a director is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 9, 2007, the Registrant adopted an amended and restated Code of Business Conduct and Ethics (the "Code"). The Code applies to all directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller and other executive officers who perform similar functions. The Code was amended to provide additional information under the section entitled Compliance with Laws, specifically with respect to antitrust, anticorruption and boycotts. In addition, certain administrative amendments were made.

The Code is on the Registrant’s website at www.maxre.bm.

A copy of the Code is attached as Exhibit 14.1 to this report and is incorporated herein. The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to such Exhibit 14.1.

Item 8.01 Other Events.

On February 10, 2007, the Registrant issued a news release announcing the declaration by the Board of Directors of a dividend of $0.07 per share. The news release is attached as Exhibit 99.3 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
14.1 Code of Business Conduct and Ethics, dated February 9, 2007.

99.1 News release of Max Re Capital Ltd. dated February 10, 2007.

99.2 News release of Max Re Capital Ltd. dated February 14, 2007.

99.3 News release of Max Re Capital Ltd. dated February 10, 2007.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Max Re Capital Ltd.

February 15, 2007	By:	/s/ Peter A. Minton

Name: Peter A. Minton
Title: Executive Vice President & Chief Operating Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

14.1	Code of Business Conduct and Ethics, dated February 9, 2007.
99.1	News release of Max Re Capital Ltd. dated February 10, 2007.
99.2	News release of Max Re Capital Ltd. dated February 14, 2007.
99.3	News release of Max Re Capital Ltd. dated February 10, 2007.